Exhibit 10.64

SUBLEASE

THIS SUBLEASE (this “Sublease”) is entered into as of January 14, 2011, by and between Sonos, Inc., a Delaware corporation (“Sublandlord”), and Radius Health, Inc., a Delaware corporation (“Subtenant”).

RECITALS

WHEREAS, Sublandlord is the tenant under a written Lease dated as of June 28, 2004, as amended by that certain First Amendment to Lease dated as of April 30, 2007 (collectively, the “Master Lease”) with Broadway Hampshire Associates Limited Partnership, a Massachusetts limited partnership as Landlord (“Master Landlord”), pursuant to which Sublandlord is leasing from Master Landlord certain office space (the “Premises”) located in the building located at and numbered 201 Broadway, Cambridge, Middlesex County, Massachusetts (the “Building”).  Sublandlord warrants that a true and complete copy of the Master Lease is attached as Exhibit A to this Sublease.

WHEREAS, Subtenant desires to sublease from Sublandlord the portion of the Premises totaling approximately 5,672 rentable square feet located on the sixth (6th) floor of the Building and shown as the “Subleased Premises” on Exhibit B to this Sublease (the “Subleased Premises”), upon and subject to the terms and conditions set forth below.

WHEREAS, Sublandlord is willing to sublease the Subleased Premises to Subtenant, subject to Master Landlord’s approval, upon and subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, Sublandlord and Subtenant agree as set forth below.

1.                                       Defined Terms.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to the same in the Master Lease.

2.                                       Sublease Agreement.  Sublandlord hereby subleases the Subleased Premises to Subtenant, and Subtenant hereby subleases the Subleased Premises from Sublandlord, on the terms and conditions set forth in this Sublease.

3.                                       Term of Sublease.

3.1                                 The Sublease Term.  The term of this Sublease (the “Sublease Term”) shall commence on the later to occur of (i) January 15, 2011, or (ii) the date which Master Landlord consents to this Sublease in writing (the “Sublease Commencement Date”) and shall expire on July 30, 2011 (the “Sublease Expiration Date”).

4.                                       Sublease Rent; Security Deposit.

4.1                                 Base Sublease Rent.

(a)                                  Commencing on the Sublease Commencement Date, and continuing on the first day of each month thereafter through the Sublease Expiration Date, Subtenant shall pay to Sublandlord, in advance on the first day of each calendar month during the Sublease Term, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, in lawful money of the United States, by check payable to Sublandlord, base sublease rental in the amount of eight thousand nine hundred eighty and 67/100 ($8,980.67) (the “Base Sublease Rent”).

(b)                                 If for any reason the Sublease Term does not commence on the first day of a calendar month or end on the last day of a calendar month, Base Sublease Rent for any partial calendar month shall be prorated by multiplying the monthly Base Sublease Rent by a fraction, the numerator of which is the total number of days of the partial calendar month and the denominator of which is the total number of days in the full calendar month.  The first installment of Base Sublease Rent shall be due upon receipt by Subtenant of fully executed copies of this Sublease and Landlord’s consent thereto and in any event, prior to Subtenant’s entry in the Subleased Premises.

4.2                                 Additional Rent for Electricity.  In addition to Tenant’s obligations to pay Base Sublease Rent to Sublandlord, Subtenant shall timely pay for Subtenant’s use of electricity directly to such utility provider.

4.3                                 Security Deposit.  Upon execution hereof, Subtenant has delivered to Sublandlord the amount of $8,980.67 (the “Security Deposit”), such sum to be held by Sublandlord as security for the performance of Subtenant’s obligations under this Sublease.  Upon the occurrence of any default by Subtenant hereunder after expiration of all grace or cure periods, if any, Subtenant agrees that Sublandlord may apply all or any part of Subtenant’s Security Deposit, together with accrued interest, if any, to any obligation of Subtenant hereunder.  If all or any portion of Subtenant’s Security Deposit is applied by Sublandlord against any of Subtenant’s obligations hereunder, Subtenant shall promptly restore Subtenant’s Security Deposit to its original amount.  Subtenant’s failure to restore the Security Deposit upon notice from Sublandlord shall be a material breach of this Sublease.  Interest on Subtenant’s Security Deposit, if any, shall in all instances be retained by Sublandlord.  Any balance of the Security Deposit held by Sublandlord and not used, applied or retained by Sublandlord as above provided, shall be returned to Subtenant within thirty (30) days after the Sublease Expiration Date and after surrender of the Subleased Premises to Sublandlord in accordance with the terms of this Sublease.

5.                                       Use.  Subtenant shall use the Subleased Premises for general office use and for no other purpose.

6.                                       Condition of Subleased Premises.  Sublandlord shall deliver the Subleased Premises to Subtenant in clean condition, and Subtenant has elected to sublease the Subleased Premises from Sublandlord under the terms of this Sublease in such clean condition but

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otherwise on a strictly “AS IS” and “with all faults” basis, and acknowledges that, unless otherwise set forth herein, Sublandlord has no obligation to make any improvements or provide any furnishings or equipment to Subtenant in connection therewith.  By taking possession of the Subleased Premises, Subtenant acknowledges that the Subleased Premises are in tenantable condition and complies with this Sublease.

7.             Existing Furniture.  Notwithstanding anything herein to the contrary, Landlord shall remove the twelve (12) red cubicles currently within the Premises, but otherwise the existing furniture shall remain in the Subleased Premises (the “Existing Furniture”) for use by Tenant during the Sublease Term for no additional cost.  In consideration of entering into this Sublease, the Existing Furniture shall become the property of Subtenant upon commencement of the Sublease Term and Subtenant shall be solely responsible for its maintenance and removal at the end of the Sublease Term in accordance with the Master Lease.

8.             Alterations.  Subtenant shall not make any alterations, additions or improvements to the Subleased Premises without first obtaining the written consent of Sublandlord and Master Landlord.  Any approved alterations, additions or improvements to the Subleased Premises shall be made by Subtenant at Subtenant’s sole cost and expense, and otherwise upon all applicable terms and conditions of the Master Lease (including any removal and restoration obligations) and this Sublease.  Upon the expiration or earlier termination of this Sublease, Subtenant shall deliver the Subleased Premises to Sublandlord in good condition, broom clean, ordinary wear and tear excepted and free of Subtenant’s personal property, including the Existing Furniture.

9.             No Assignment or Subletting.  Except as otherwise provided in the last paragraph of Section 13.01 of the Master Lease, Subtenant shall not directly or indirectly (by sale or transfer of a controlling interest in Subtenant’s capital stock or other form of proprietary interests, merger, consolidation, combination, reorganization, recapitalization or otherwise), voluntarily or by operation of law, sublet all or any portion of the Subleased Premises, or permit all or any portion of the Subleased Premises to be occupied by anyone other than Subtenant, or sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any portion of Subtenant’s interest in or rights with respect to the Subleased Premises or this Sublease, without the prior written consent of Sublandlord and Master Landlord.  Notwithstanding anything to the contrary in the Master Lease, Subtenant shall pay Sublandlord’s reasonable out-of-pocket costs and expenses in connection with any request for consent relating to a proposed transfer, including, without limitation, Master Landlord’s out-of-pocket costs and expenses charged to Sublandlord.

10.           Parking.  Subject to and in accordance with the terms of the Master Lease, during the Sublease Term, Subtenant shall have the right, but not the obligation, to lease, for use by Subtenant and its employees, a total of one and a half (1.5) parking spaces for each one thousand (1,000) rentable square feet of the Subleased Premises in the Building parking garage.  The monthly parking fee shall be at adjustable market rates which, to the knowledge of Sublandlord, is $195 a month per parking space as of the execution of this Sublease.  In addition and subject to availability, Subtenant may lease additional parking spaces in the Building parking garage on a month-to-month basis.  All such parking use shall be subject to the reasonable rules and regulations adopted from time to time by Master Landlord.

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11.           Signage.  Subject to the terms of the Master Lease, Subtenant shall have the right to install building standard signage on the entrance to the Subleased Premises and have its name displayed on the directory in the main lobby of the Building.  Subtenant’s installation of signage shall be at Subtenant’s sole cost and expense.

12.           Security.  As of the execution of this Sublease, the Master Landlord provides security to the Building on weekday evenings and on Saturday mornings; provided, however, that nothing herein shall obligate Master Landlord or Sublandlord to provide such services throughout the Sublease Term.  Sublandlord shall have no responsibility for or with respect to the amount and type of security services, if any, to be provided to the Subleased Premises or the Building.  Sublandlord shall not be liable to Subtenant, and Subtenant hereby and expressly assumes all risk of loss in connection with, and waives any claim against Sublandlord for: (i) any unauthorized or criminal entry of third parties into the Subleased Premises or the Building, (ii) any damage or injury to property or persons, and (iii) any theft or loss of or damage to any property in or about the Subleased Premises or the Building from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown or insufficiency of security.

13.           Application of Master Lease.

13.1         Sublease Subordinate to Master Lease.  This Sublease is and shall be at all times subject and subordinate to the Master Lease.  Subtenant shall not do anything that would constitute a default under the Master Lease or omit to do anything that Subtenant is obligated to do under the terms of this Sublease so as to cause there to be a default under the Master Lease.  If the Master Lease terminates with respect to the Subleased Premises, this Sublease shall terminate, and the parties shall be relieved of any further liability or obligation under this Sublease, except pursuant to any provision of this Sublease that survives the expiration or earlier termination of this Sublease.  As between Sublandlord and Subtenant, if there are inconsistencies between any provision of the Master Lease and any provision of this Sublease, this Sublease shall control.  Sublandlord agrees not to (a) cause any default under the Master Lease, or (b) terminate or amend the Master Lease with respect to the Subleased Premises, or consent to same, without the prior written consent of Subtenant, which consent shall not be unreasonably withheld, conditioned or delayed with respect to an amendment that will not materially reduce the area of the Subleased Premises or increase Subtenant’s monetary obligations hereunder.  The provisions of this section shall survive the termination or expiration of this Sublease.

13.2         Incorporation of Obligations Set Forth in Master Lease.  In addition to the obligations of Subtenant under the terms of this Sublease as set forth in the other sections of this Sublease (and except as otherwise expressly provided to the contrary in this Sublease), Subtenant shall also have and perform for the benefit of Sublandlord all obligations of the “Lessee” as are set forth in the Master Lease, which are hereby incorporated into this Sublease as though set forth herein in full, substituting “Subtenant” wherever the term “Lessee” appears, “Sublandlord” wherever the term “Lessor” appears, and “Subleased Premises” wherever the term “Premises” appears; provided, however, that Subtenant’s obligations under the Master Lease shall be limited to the extent of the Subleased Premises and for the duration of the Sublease Term.  In addition, whenever any period for notice from “Lessee” to “Lessor” is specified under the Master Lease, or any period within which “Lessee” is required to do anything under the Master Lease, the

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period applicable to Subtenant’s obligation to give such notice to Sublandlord or to perform under this Sublease shall be three (3) days shorter than the corresponding period applicable to “Lessee” under the Master Lease (so that Sublandlord shall always have at least three days within which to give its own notice or performance to Master Landlord).  Any non-liability, release, waiver, indemnity or hold harmless provision in the Master Lease for the benefit of Master Landlord is incorporated herein by reference and shall be deemed to inure to the benefit of Sublandlord in addition to Master Landlord, and any other person intended to be benefited by said provision.  Any right of Master Landlord under the Master Lease of access or inspection and any right of Master Landlord under the Master Lease in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Master Landlord, and any other person intended to be benefited by said provision.  Sublandlord shall, at Subtenant’s request, use commercially reasonable efforts to cause Master Landlord to perform Master Landlord’s obligations under the Master Lease, but Sublandlord shall not be obligated to perform for the benefit of Subtenant any of the obligations of Master Landlord under the Master Lease.  Notwithstanding anything to the contrary contained herein, the following provisions of the Master Lease are not applicable to this Sublease as between Sublandlord and Subtenant, and are not incorporated herein by reference:

Lease: Article 2, Sections 3.01, 20.09, 20.10, 20.13 and Article 21.

First Amendment to Lease: Sections B.3, B.4, B.5, B.6, B.7, B.8, B.10, B.11, B.12 and C.

13.3         Modifications.  For purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(a)           In all provisions of the Master Lease requiring the approval or consent of Master Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Master Landlord.

(b)           In all provisions of the Master Lease requiring Sublandlord to submit, exhibit to, supply or provide Master Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Sublandlord and Master Landlord.

(c)           Sublandlord shall have no obligation to restore or rebuild any portion of the Subleased Premises after any fire or other casualty or taking.

13.4         Subtenant’s Insurance; Subrogation.  Subtenant shall keep in force at all times throughout the Sublease Term, at Subtenant’s expense, for the benefit of Sublandlord and Master Landlord, insurance as required under the Master Lease, with Sublandlord, Master Landlord and any other parties designated by Sublandlord or Master Landlord as additional insureds.  Subtenant hereby waives and shall cause its insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against Sublandlord and Master Landlord for any loss or damage with respect to Subtenant’s property, improvements and alterations, the Property (as defined in the Master Lease), the Subleased Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage

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is (or would have been, had Subtenant carried the insurance required by this Sublease) covered by insurance.

13.5         Default by Subtenant; Indemnification.  Upon the failure of Subtenant to pay rent or comply with any other provisions of this Sublease or the occurrence of any other event which constitutes a default under this Sublease, Sublandlord shall be entitled to all the same rights and remedies against Subtenant on account of such default by Subtenant under this Sublease as are granted in the Master Lease to Master Landlord against Sublandlord on account of a default by Sublandlord under the Master Lease.  In addition to, and not in limitation of, the indemnification obligations set forth in the Master Lease, Subtenant shall indemnify, defend and hold Sublandlord harmless from and against all liability, damages, claims, costs and expenses, including reasonable attorneys’ fees incurred in connection with a default by Subtenant hereunder which causes Sublandlord to be in default as lessee under the Master Lease.

13.6         Limitation of Liability.  In no event shall Sublandlord or its stockholders, principals, officers, directors, employees, lenders, or agents be liable to Subtenant for any lost profit, damage to or loss of business or any form of special, indirect or consequential damage.

14.           Miscellaneous.

14.1         Attorneys’ Fees.  If Subtenant defaults in the performance of any terms, covenants, agreements or conditions contained in this Sublease and Sublandlord places the enforcement of this Sublease or the collection of any rent due or to become due hereunder, or recovery of the possession of the Subleased Premises, in the hands of an attorney, or files suit upon the same, Sublandlord shall be responsible for Sublandlord’s reasonable attorneys’ fees and expenses.  In addition, if Subtenant requests any consent or other action on the part of Sublandlord, in connection with which Sublandlord deems it necessary for any documents to be prepared or reviewed by its counsel, Sublandlord shall pay all reasonable attorneys’ fees and expenses incurred by Sublandlord in connection therewith.

14.2         Entire Agreement.  This Sublease sets forth the entire understanding between Sublandlord and Subtenant concerning the Subleased Premises and supersedes any and all prior negotiations and understandings.  The parties hereto agree that there are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties hereto with respect to any subject covered by this Sublease other than those set forth herein.  No amendment, change or addition to this Sublease shall be binding upon Sublandlord or Subtenant unless in writing and signed by the party to be charged.

14.3         No Partnership.  Nothing contained in this Sublease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture, and neither the method of computation of rent nor any other provision contained in this Sublease nor any act of the parties hereto shall be deemed to create any relationship between Sublandlord and Subtenant other than the relationship of Sublandlord and Subtenant.

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14.4         Notices.  Any notice, approval, demand, request or other communication required or permitted to be given under this Sublease shall be in writing and shall be delivered to the following addresses:

If to Sublandlord:

Sonos, Inc.
25 First Street
Cambridge, MA 02141
Attention:
Tel:
Fax:

with a copy to:

Bradley & Associates
1270 Soldiers Field Road
Boston, MA 02135
Attention: Kendall E. Brook, Esq.
Tel: 617-779-0438
Fax: 617-782-9442

If to Subtenant:

At the Subleased Premises
Attention: Chief Financial Officer

with a copy to:
Bingham McCutchen LLP
One Federal Street
Boston, MA 02110
Attention: Julio Vega, Esq.
Tel: 617-951-8901
Fax: 617-345-5016

14.5         Captions and Section Numbers.  The captions and section numbers appearing in this Sublease are inserted only as a matter of convenience.  They do not define, limit, construe or describe the scope or intent of the provisions of the Sublease.

14.6         Brokers’ Commissions.  Each party represents and warrants to the other that it has taken no act nor permitted any act to be taken pursuant to which it or the other party hereto might incur any claim for brokerage commissions or finder’s fees in connection with the execution of this Sublease except with respect to Colliers Meredith & Grew (the “Broker”).  Each party agrees to indemnify, defend and hold the other harmless against all liabilities and costs arising from a breach of such representation and warranty, including, without limitation, for attorneys’ fees and costs in connection therewith.  Sublandord shall compensate the Broker pursuant to a separate agreement.

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14.7         Partial Invalidity.  If any term, covenant or condition of this Sublease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remainder of this Sublease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid, shall both be unaffected thereby, and each term, covenant or condition of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

14.8         Exhibits.  All Exhibits attached to this Sublease are hereby incorporated herein.

14.9         Authority.  If Subtenant is a corporation, limited liability company, partnership or other form of entity, the individuals signing this Sublease on behalf of Subtenant hereby represent and warrant that (a) Subtenant is duly organized, validly existing and in good standing and has all required power and authority to own, sublease, hold and operate properties and conduct business in the Commonwealth of Massachusetts and (b) such individuals have the authority to bind Subtenant to this Sublease.

14.10       Execution of Sublease; Counterparts.  This Sublease shall become effective as a Sublease, and Sublandlord shall become obligated hereunder, only upon the execution and delivery of this Sublease (theretofore executed by Subtenant) by Sublandlord to Subtenant.  This Sublease may be executed in counterparts, each of which shall be deemed an original as against the party whose signature is affixed thereto, and which together shall constitute but one and the same agreement.

14.11       Consents and Approvals.  In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, among other things, such consent or approval is required under the provisions of the Master Lease but has not been obtained from Master Landlord.

15.           Contingent Nature of Sublease.  This Sublease shall be contingent upon receipt of Master Landlord’s written consent to this Sublease.  Other provisions of this Sublease notwithstanding, in the event that Master Landlord has not provided written consent to this Sublease before the date which is thirty (30) days after full execution of this Sublease, then either party may, upon five (5) days written notice to the other, terminate all of the rights and obligations of the parties hereunder, unless within such five (5) day period such written consent of Master Landlord is received by the parties.

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[signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first above written.

SUBLANDLORD:		SUBTENANT:

SONOS, INC.,		RADIUS HEALTH, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ Craig A. Shelburne	By:	/s/ B. N. Harvey
	Name: Craig A. Shelburne		Name: B. N. Harvey
	Title: General Counsel		Title: CFO

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EXHIBIT A

Master Lease

[Attached]

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BROADWAY HAMPSHIRE ASSOCIATES LEASE
SONOS, INC.
CAMBRIDGE, MASSACHUSETTS

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BROADWAY HAMPSHIRE ASSOCIATES LEASE
SONOS, INC.
CAMBRIDGE, MASSACHUSETTS

LEASE by and between BROADWAY HAMPSHIRE ASSOCIATES LIMITED PARTNERSHIP, a Massachusetts limited partnership (hereinafter called “Lessor”), and SONOS, INC., a Delaware corporation (hereinafter called “Lessee”).

ARTICLE 1
Demised Premises - Term of Lease

Section 1.01.  Upon and subject to the conditions and limitations hereinafter set forth, Lessor does hereby lease and demise unto Lessee a portion of the seventh floor of the building (“Building”) located at, known as and numbered 201 Broadway, Cambridge, Middlesex County, Massachusetts (the “Premises”) containing approximately 5,944 square feet of rentable area, as shown on the plan attached hereto and labeled Exhibit “A” (hereinafter referred to as the “Demised Premises”) together with the right to use, in common with others entitled thereto, driveways, walkways, hallways, stairways and passenger elevators convenient for access to the Demised Premises and lavatories nearest thereto.  Loading docks and areas and freight elevators may be used by Lessee in common with other lessees entitled to the use thereof subject to the rules and regulations established from time to time by Lessor.

Section 1.02.  The term of this Lease shall commence on August 1, 2004 (the “Commencement Date”) and the term shall expire two years after the Commencement Date, unless this Lease is sooner terminated as hereinafter provided.  If the Commencement Date is other than the first day of the month, the balance of the month during which the Commencement Date occurs (the “Commencement Month”) shall be added to the last year of the term.  Lessor and Lessee agree to execute a document identifying the exact Commencement Date which shall be recordable if required under any Notice of Lease.

Notwithstanding the foregoing, if Lessee shall take possession of the Demised Premises prior to the Commencement Date, such possession and occupancy shall be under all of the terms, covenants, conditions and provisions of this Lease, excluding rent.  Lessee agrees, upon request of the Lessor, to execute an estoppel letter in the form to be presented by Lessor, identifying the Commencement Date and the Expiration Date of this Lease.

THIS LEASE IS MADE UPON THE FOLLOWING COVENANTS, AGREEMENTS, TERMS, PROVISIONS, CONDITIONS AND LIMITATIONS, ALL OF WHICH LESSEE COVENANTS AND AGREES TO PERFORM AND COMPLY WITH, EXCEPTING ONLY THE COVENANTS OF THE LESSOR:

ARTICLE 2
Rent

Section 2.01.  The Lessee covenants and agrees to pay to Lessor minimum rent (hereinafter called “Base Rent”) for said Premises for the term hereof which shall accrue as follows:  a) the first year at the annual rate of One hundred thirty three thousand seven hundred forty and 00/100 ($133,740.00) dollars payable in equal monthly installments of Eleven thousand one hundred forty-five and 00/100 ($11,145.00) dollars; c) the second year at the annual rate of One hundred thirty-six thousand seven hundred twelve and 00/100 ($136,712.00) dollars payable in equal monthly installments of Eleven thousand three hundred ninety-two and 67/100 ($11,392.67) dollars.

Notwithstanding the foregoing, no Base Rent shall be due for the first month of the term.

Rent for any partial month shall be prorated and paid on the first of that month.  All monthly payments are due and payable in advance on the first day of each calendar month, without demand, deduction, counterclaim or setoff.  Lessee agrees to pay to Lessor on the date hereof and Lessor acknowledges that it has received from Lessee this day rent for the first month of the term of the Lease for which rent is due.

Section 2.02.  The Lessee shall pay as additional rent to the Lessor 5.01% of any increase over:  (i) the annual fiscal, year 2004 real estate taxes and other municipal or public assessments (excluding assessments for water and sewer which shall be paid by Lessee pursuant to Section 3.01 hereof) levied against the land and building of which the Demised Premises are a part, and/or (ii) the annual calendar year 2004 operating expenses for the land and building of which the Demised Premises are a part.

The additional rent computed under this Section 2.02 shall be prorated should this Lease commence or terminate before:  (i) the end of any fiscal tax year for that portion related to taxes; or (ii) the end of any calendar year for that portion related to operating expenses.  The Lessee shall pay to Lessor such additional rent within fifteen (15) days after written notice from Lessor to Lessee that it is due.  Upon request of Lessor, Lessee shall make monthly payments of additional rent on the first of each month equal to one-twelfth (1/12) of the amount of such additional rent last paid by Lessee or as reasonably projected by Lessor to be due from Lessee, with a final accounting and payment for each tax and operating period to be made within thirty (30) days after written notice from Lessor of the exact amount of such additional rent.  In the event taxes on the Demised Premises, based upon which Lessee shall have paid additional rent, are subsequently reduced or abated, Lessee shall be entitled to receive a rebate of 5.01% of the amount abated, provided that the amount of the rebate allocable to Lessee shall in no event exceed the amount of additional rent paid by Lessee for such fiscal year on account of real estate taxes under this Section 2.02, and further provided the rebate allocable to Lessee shall be reduced by 5.01% of the cost of obtaining such reduction or abatement.  Operating expenses for the purpose of this section shall include all costs incurred by Lessor in connection with the operation of the building of any name, nature or kind, excluding leasing commissions, tenant improvements and other expenses of renting space in the building, mortgage debt service, and income or corporate excise taxes assessed against the Lessor.  In the event the Building is not at least 95% occupied during calendar year 2004 and for each year thereafter during the term of this Lease, operating expenses which vary with occupancy shall be extrapolated as if the Building were 95% occupied during the calendar year for purposes of calculating operating expenses to be billed to Lessee.

Section 2.03.  All payments of rent and additional rent shall be made to the Lessor at c/o The Davis Companies, One Appleton Street, Boston Massachusetts 02116, or as may be otherwise directed by the Lessor in writing.

Section 2.04.  Upon execution of this Lease, Lessee shall deposit with Lessor the sum of $21,600.00 as security for the payment of all rent and the performance and observance of the agreements and conditions in this Lease contained on the part of Lessee to be performed and observed (the “Security Deposit”).  In the event of any default or defaults in such payments, performance or observance, Lessor may apply said sum or any part thereof, including any interest then accrued thereon, towards the curing of any such default or defaults and/or towards compensating Lessor for any loss or damage arising from any such default or defaults.  If Lessor shall apply said sum or any part thereof, as aforesaid, Lessee shall on demand (within fifteen (15) days of receipt of such demand) pay to Lessor the amount so applied by Lessor, to restore the security deposit to the original amount.  Upon the yielding up of the Demised Premises at the expiration or earlier termination of this Lease, if Lessee shall not then be in default or otherwise liable to Lessor, said sum or the then unapplied balance thereof shall be returned to Lessee.  In the event Lessor’s interest in the Premises shall be transferred or assigned and the assigning Lessor shall credit or turn over to such assignee the sum of money referred to above or the unpaid balance thereof, Lessee agrees to look only to the assignee of such assignor with respect to the sum referred to above, its application and return.

ARTICLE 3
Utility Services

Section 3.01.  Lessee agrees to pay, or cause to be paid, as additional rent, all charges for Lessee’s utilities, including, without limiting the generality of the foregoing, heat, air conditioning, and electricity; and Lessee will comply with all contracts relating to any such services.  Lessee’s charges for such utility usage shall be based upon Lessee’s actual usage, as the space is separately metered, it being agreed that electricity to power the heat pumps producing heating and air conditioning to the Demised Premises, and electricity to the Demised Premises will be paid for by the Lessee and, as applicable, thermostatically controlled by Lessee.  However, if such usage is not separately metered, such usage and billing shall be based upon a percentage of the total bill for such unmetered utilities based upon a fraction equal to Lessee’s square footage over the total square footage served by such non-separately metered utilities on a “net rentable” basis.  Such additional rent for non-separately metered utilities may be estimated monthly by Lessor, based upon prior usage at the building or as projected by the appropriate utility company, and shall be paid monthly by Lessee as billed with a final accounting based upon actual bills every six (6) months.  In the event Lessee is billed directly by the utility company for separately metered utilities, then Lessee shall pay such bills directly to the utility company and such payments shall not be considered additional rent, unless and until such time as Lessee is billed by Lessor for its electricity at which time all charges for utilities will be considered as additional rent.

Section 3.02.  Lessor agrees to furnish reasonable heat and air conditioning (HVAC) to the Demised Premises, common hallways and lavatories during normal business hours on regular business days during the heating or air conditioning season, as applicable, to light common passageways twenty-four (24) hours a day, to provide hot water to lavatories, and to furnish reasonable cleaning services, including vacuuming and emptying ashtrays and wastebaskets throughout the Building (including the Demised Premises) and clean common areas, common area glass, common lavatories and glass main entry doorways to the Demised Premises Mondays through Fridays, in substantially the same fashion as furnished in similar buildings in the City of Cambridge all subject to interruption due to accident, to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for such building, governmental restraints, or to any cause beyond the Lessor’s control.  In no event shall Lessor be liable for any interruption or delay in any of the above services for any of such causes.  For the purposes of this clause, reasonable heat to common areas shall be defined as a minimum of 66 degrees Fahrenheit between the hours of 7:00 a.m. to 6:00 p.m. Monday through Friday and 7:00 a.m. to 1:00 p.m. on Saturday during the months from November through April.  Reasonable cooling of common areas shall be provided between the hours of 7:00 a.m. and 6:00 p.m. Monday through Friday and 7:00 a.m. to 1:00 p.m. Saturday during the cooling season.  Except as noted below, the building will be open for access to the Demised Premises daily, Monday through Friday, between the hours of 7:00 a.m. and 6:00 p.m. and Saturday between the hours of 7:00 a.m. and 1:00 p.m.  The Building will be closed from 6:00 p.m. to 7:00 a.m. Monday through Saturday, inclusive, Saturday from 1:00 p.m. to midnight, all day Sunday and on legal, state and federal holidays, at which time the building will be locked and secured with access cards or codes provided to Lessor, Lessee and other tenants.  Notwithstanding the foregoing, Lessee shall have access to the Building and Demised Premises every day, 24 hours per day, subject to emergency conditions.

ARTICLE 4
Insurance

Section 4.01.  The Lessee shall not permit any use of the Demised Premises which will make voidable any insurance on the property of which the Demised Premises are a part, or on the contents of said property, or which shall be contrary to any requirements or recommendations from time to time established or made by the Lessor’s insurer.  The Lessee shall, on demand, reimburse the Lessor, and all other tenants, in full for all extra insurance premiums caused by the Lessee’s use of the Demised Premises.

Section 4.02.  The Lessee shall maintain with respect to the Demised Premises and the property of which the Demised Premises are a part, Commercial General Liability insurance in the amount of at least $1,000,000.00 combined single limit, bodily injury and property damage per occurrence; $2,000,000.00 annual aggregate with a deductible of no more than $500.00, with companies having Best Insurance Guide Rating of A- or better, qualified to do business in Massachusetts and in good standing therein, insuring the Lessor and its mortgagees, any ground lessors, as well as the Lessee, against injury to persons or damage to property.  The Lessee shall also maintain property insurance, including so-called “Improvements and Betterments” coverage, on the Demised Premises and the contents thereon, including any improvements made by Lessee.  The Lessee shall deposit with the Lessor certificates of such insurance at or prior to the commencement of the term, and thereafter, at least thirty (30) days prior to the expiration of any such policies.  All such insurance certificates shall provide that such policy shall not be canceled or modified without at least thirty (30) days prior written notice to each insured named therein and that Lessor, its mortgagees, any ground lessors and Managing Agent shall each be named as an additional insured.

Section 4.03.  The Lessor shall maintain at least One Million ($1,000,000.00) Dollars of Commercial General Liability insurance (including so-called umbrella coverage) covering the land and buildings of which the Demised Premises are a part.  Lessor shall maintain property insurance on the Premises in the amount of its full replacement value as reasonably determined by Lessor.

Section 4.04.  During all construction by Lessee, if any, Lessee shall maintain adequate builder’s risk, liability and workmen’s compensation insurance to Lessor’s reasonable satisfaction, and Lessor, its mortgagees, any ground lessors and Managing Agent shall each be named as an additional insured on such policies.

Section 4.05.  To the extent obtainable from each party’s insurance carrier, Lessor and Lessee agree that their insurance policies shall contain waiver of subrogation provisions.  Each of Lessor and Lessee, on behalf of itself and its insurers, hereby waives all rights of subrogation and recovery against the other with respect to any damage to property to the extent covered by insurance maintained by the waiving party.

Section 4.06.  Within fifteen (15) days of the date hereof, Lessee shall provide Lessor with Certificates of all insurance maintained or required to be maintained by Lessee.

ARTICLE 5
Use of Demised Premises

Section 5.01.  The Lessee covenants and agrees to use the Demised Premises only for the purposes of general office use only, and for no other purpose.

Section 5.02.  Lessee will not make or permit any occupancy or use of any part of the Demised Premises for any hazardous, offensive, dangerous, noxious or unlawful occupation, trade, business or purpose or any occupancy or use thereof which is contrary to any law, by-law, ordinance, rule, permit or license, and will not cause, maintain or permit any nuisance in, at or on the Demised Premises.  The Lessee hereby agrees not to maintain or permit noises, odors, operating methods, or conditions of cleanliness of the Demised Premises or any appurtenance thereto which are reasonably objectionable to Lessor or other tenants.  No hazardous substances or wastes shall be brought, kept or maintained on the Demised Premises except in compliance with applicable law.  No hazardous waste shall be discharged on the Premises.  Customary office supplies may be maintained in amounts and in a manner consistent with reasonable commercial office practices and in compliance with all laws.

Section 5.03.  Lessor and Lessee shall indemnify, defend with counsel reasonably acceptable to Lessor and hold the other, Lessor’s managing agent and any mortgagee or ground lessor of the Premises, fully harmless from and against any and all liability, loss, suits, claims, actions, causes of action, proceedings, demands, costs, penalties, damages, fines and expenses, including, without limitation, reasonable attorneys fees, consultants’ fees, laboratory fees and clean up costs, and the costs and expenses of investigating and defending any claims or proceedings, resulting from, or attributable to (i) the presence of any oils or hazardous substances on the Premises or the Demised Premises arising from the action or negligence of the party against whom indemnity is sought, its officers, employees, contractors, agents and invitees, or arising out of the generation, storage, treatment, handling, transportation, disposal or release by such party of any oils or hazardous substances at or near the Premises or the Demised Premises, and (ii) any violation(s) by such party of any applicable law regarding oils or hazardous substances.  This hold harmless and indemnity shall survive the expiration of the term, but shall not include consequential damage or damage to or loss of personal property.

Section 5.04.  No sign, antenna or other structure or thing, shall be erected or placed on the Demised Premises or any part of the exterior of any building or on the land comprising the Premises or erected so as to be visible from the exterior of the building containing the Demised Premises without first securing the written consent of the Lessor.  Lessee shall not post any paper signs in or around the Demised Premises Visible from the exterior of the Building or any interior common areas.  Lessee shall be given one standard sign to Lessor’s specifications at the entry to Demised Premises and on the directory in the lobby of the Building.

Section 5.05.  Lessee will not permit any abandonment of the Demised Premises or any part thereof except

(a)                                  to the extent caused by condemnation,

(b)                                 to the extent caused by damage to or alterations of the Demised Premises pending restoration thereof, or

(c)                                  as herein otherwise specifically provided or consented to in writing by the Lessor.

The cessation of business operations by Lessee at the Demised Premises shall not per se be considered abandonment if Lessee timely observes and performs all of its other obligations under this Lease and properly and with reasonable continuity monitors and maintains the security of and at the Demised Premises so as to prevent any vandalism thereat or improper use thereof.

Section 5.06.  Lessee will not cause or permit any waste, overloading, stripping, damage, disfigurement or injury of or to the Premises or the Demised Premises or any part thereof.  Lessor reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment.  Such installation shall be placed and maintained by Lessee, at Lessee’s expense, in setting sufficient, in Lessor’s reasonable judgment, to absorb and prevent any unreasonable vibration, noise and annoyance.

Section 5.07.  Rules and regulations, provided the same are not inconsistent with or in limitation of the provisions of this Lease, affecting the cleanliness, safety, occupation and use of the Demised Premises, which in the judgment of the Lessor are reasonable shall be observed by the Lessee, its employees, agents, customers and business invitees.

ARTICLE 6
Compliance with Legal Requirements

Section 6.01.  Throughout the term of this Lease, Lessee, at its sole cost and expense, will promptly comply with all requirements of law related specifically to Lessee’s specific use and occupation of the Demised Premises or with respect to any modifications or renovation to the Demised Premises proposed by Lessee and not to the Premises generally, and will procure and maintain all permits, licenses and other authorizations required with respect to the Demised Premises, or any part thereof, for the lawful and proper operation, use and maintenance of the Demised Premises or any part thereof.  Lessee shall in each and every event and instance, at its sole cost and expense, be responsible for compliance with all codes and regulations with respect or relating to the Demised Premises, including, without limitation, those occasioned by work performed by, for or with consent of Lessor at the Premises.  Lessor shall be responsible for compliance of the Building and Premises with all requirements of law in all other cases.

ARTICLE 7
Renovation, Condition, Repairs and Maintenance Demised Premises

Section 7.01.  Lessor has made no representations, warranties or undertakings as to the present or future condition of the Premises or the fitness or availability of the Premises for any particular use, and Lessee agrees to lease the Demised Premises in its “As Is” condition.

Section 7.02.  Lessee shall perform all work required to make the Demised Premises completed for Lessee’s use.

Section 7.03.  Throughout the term of this Lease, the Lessee agrees to maintain all portions of the Demised Premises not required to be maintained by Lessor in the same condition as they are in on the Commencement Date or as they may be put in during the term of this Lease, reasonable wear and tear, damage by fire or other insured casualty only excepted, and whenever necessary, to replace bulbs and ballasts in lighting fixtures and to replace plate glass and other glass therein.  Lessee shall maintain all improvements and alterations made by it.

Section 7.04.  Lessor, or agents or prospective lenders of Lessor, at reasonable times and with reasonable prior notice given the circumstances (except in an emergency), shall be permitted to enter upon the Demised Premises to examine the condition thereof, to make repairs, alterations and additions as Lessor should elect to do, to show the Demised Premises to others, and at any time within nine (9) months before the expiration of the term, and for such purposes, Lessee hereby grants to Lessor and any prospective lessees accompanying Lessor a right of access to the Demised Premises.

Section 7.05.  Lessor shall maintain and repair all common areas and all structural components of the building and mechanical components of the building serving more than one tenant (including plumbing, HVAC and electrical systems), provided the same were not installed by Lessee, at Lessor’s sole cost and expense (subject to reimbursement in accordance with the provisions of Article 2), provided, however, Lessee shall repair any damage caused by it or its licensees, invitees, guests, agents or employees.

ARTICLE 8
Alterations and Additions

Section 8.01.  The Lessee shall not make any alterations or additions, structural or non-structural, to the Demised Premises without first obtaining the written consent of Lessor on each occasion which consent shall not be unreasonably withheld.  Wherever consent is required, it shall include approval of plans and contractors.  All such allowed alterations, including reasonable costs of review in seeking Lessor’s approval, shall be made at Lessee’s expense, in compliance with all laws, and shall be in quality at least equal to the present construction.  Except as set forth below, any alterations or additions made by the Lessee which are permanently affixed to the Demised Premises or affixed in a manner so that they cannot be removed without defacing or damaging the Demised Premises shall, if Lessor so elects, become property of the Lessor at the termination of occupancy as provided herein.  If Lessor elects not to retain such alterations or additions, upon termination of this Lease, they shall be removed by Lessee, at its expense, with minimal disturbance to the Demised Premises.  Alterations or additions not affixed and which may be removed with minimal disturbance or repairable damage may be removed by Lessee provided such disturbance or damage is restored and repaired so that the Demised Premises are left in at least as good a condition as they were in at the commencement of the term.  All other alterations and additions made by Lessee and not to be retained by Lessor shall be removed by Lessee, at its expense, at the end of the term and the Demised Premises shall be left in the same condition as at the commencement of the term, reasonable wear, tear and damage by fire, if insured, or other insured casualty or taking or condemnation by public authority excepted.

ARTICLE 9
Discharge of Liens

Section 9.01.  Lessee will not create or permit to be created or to remain, and will promptly discharge, at its sole cost and expense any lien, encumbrance or charge (on account of any mechanic’s, laborer’s, materialmen’s or vendor’s lien, or any mortgage, or otherwise) made or suffered by Lessee which is or might be or become a lien, encumbrance or charge upon the Demised Premises or any part thereof upon Lessee’s leasehold interest therein, having any priority or preference over or ranking on a parity with the estate, rights and interest of Lessor in the Demised Premises or any part thereof, or the rents, issues, income or profits accruing to Lessor therefrom, and Lessee will not suffer any other matter or thing within its control whereby the estate, rights and interest of Lessor in the Demised Premises or any part thereof might be materially impaired.

ARTICLE 10
Subordination

Section 10.01.

(a)                                  If any holder of a mortgage or holder of a ground lease of property which includes the Demised Premises and executed and recorded subsequent to the date of this Lease, shall so elect, the interest of the Lessee hereunder shall be subordinate to the rights of such holder, provided that such holder shall agree to recognize in writing the right of the Lessee to use and occupy the Premises upon the payment of rent and other charges payable by the Lessee under this Lease, and the performance by the Lessee of the Lessee’s obligations hereunder (but without any assumption by such holder of the Lessor’s obligations under this Lease); or

(b)                                 If any holder of a mortgage or holder of a ground lease of property which includes the Demised Premises shall so elect, this Lease, and the rights of the Lessee hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed and delivered, and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage.

The election of any such holder as to Subsection (a) above shall be exercised by notice to the Lessee, in the same fashion as notices under this Lease are given by the Lessor to the Lessee, and, if such notice is given, such subordination shall be effective with reference to advances then or thereafter made by such holder under such mortgage or in connection with such ground lease financing.  Any election as to Subsection (b) above shall become effective upon either notice from such holder to the Lessee in the same fashion as notices from the Lessor to the Lessee are to be given hereunder or by the recording in the appropriate registry or recorder’s office of an instrument, in which such holder subordinates its rights under such mortgage or ground lease to this Lease.

In the event any holder shall succeed to the interest of Lessor, the Lessee shall, and does hereby agree to attorn to such holder and to recognize such holder as its Lessor and Lessee shall promptly execute and deliver any instrument that such holder may reasonably request to evidence such attornment provided such document contains satisfactory non-disturbance provisions to allow Lessee to remain in occupancy pursuant to this Lease as long as Lessee remains current and not in default of its obligations hereunder.  Upon such attornment, the holder shall not be:  (i) liable in any way to the Lessee for any act or omission, neglect or default on the part of Lessor under this Lease; (ii) responsible for any monies owing by or on deposit with Lessor to the credit of Lessee unless received by the holder; (iii) subject to any counterclaim or setoff which theretofore accrued to Lessee against Lessor; (iv) bound by any modification of this Lease subsequent to such mortgage or by any previous prepayment of regularly scheduled monthly installments of fixed rent for more than (1) month, which was not approved in writing by the holder; (v) liable to the Lessee beyond the holder’s interest in the Premises and the rents, income, receipts, revenues, issues and profits issuing from such Property; or (vi) responsible for the performance of any work to be done by the Lessor under this Lease to render the Demised Premises ready for occupancy by the Lessee; or (vii) liable for any portion of a security deposit not actually received by the holder.

(c)           The covenant and agreement contained in this Lease with respect to the rights, powers and benefits of any such holder constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry of foreclosure assumes the obligations herein set forth with respect to such holder; every such holder is hereby constituted a party to this Lease and an obligee hereunder to the same extent as though its name was written hereon as such; and such holder shall at its written election be entitled to enforce such provisions in its own name.

(d)           No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the term, or otherwise materially change the rights of the Lessor under this Lease, or to relieve the Lessee of any obligations or liability under this Lease, shall be valid unless consented to in writing by the Lessor’s mortgagees or ground lessors of record, if any.

(e)           The Lessee agrees on request of the Lessor to execute and deliver from time to time any agreement, in recordable form, which may reasonably be deemed necessary to implement the provisions of this Section 10.01.

Section 10.02.  Lessee agrees to furnish to Lessor, within ten (10) days after request therefor from time to time, a written statement setting forth the following information:

(i)            The then remaining term of this Lease;

(ii)           The applicable rent then being paid, including all additional rent based upon the additional rent most recently established;

(iii)          That the Lease is current and not in default or specifying any default;

(iv)          That the Lessee has no current claims for offsets against the Lessor, or specifically listing any such claims;

(v)           The date through which rent has then been paid;

(vi)          Such other information relevant to the Lease as Lessor may reasonably request; and

(vii)         A statement that any prospective mortgage lender and/or purchaser may rely on all such information.

Section 10.03.  After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Demised Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with the Lessor, as ground lessee, which includes the Demised Premises as a part of the mortgaged premises, no notice from the Lessee to the Lessor shall be effective unless and until a copy of the same is given in the same manner as required for notice in this Lease to such holder or ground lessor, and the curing of any of the Lessor’s defaults by such holder or ground lessor shall be treated as performance by the Lessor.  Accordingly, no act or failure to act on the part of the Lessor which would entitle the Lessee under the terms of this Lease, or by law, to be relieved of the Lessee’s obligations hereunder, to exercise any right of self-help or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) the Lessee shall have first given written notice of the Lessor’s act or failure to act on the part of the Lessor which could or would give basis for the Lessee’s rights; and (ii) such holder or ground lessor, after receipt of such notice, has failed or refused to correct or cure the condition complained of within the cure period allowed the Lessor or within such reasonable time that provides Mortgagee time to take possession and to cure the default.

Section 10.04.  With reference to any assignment by the Lessor of the Lessor’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or a ground lessor on property which includes the Demised Premises, the Lessee agrees:

(a)           That the execution thereof by the Lessor, and the acceptance thereof by the holder of such mortgage or ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of the Lessor hereunder, unless such holder or ground lessor shall, by notice sent to the Lessee, specifically make such election; and

(b)           That, except as aforesaid, such holder or ground lessor shall be treated as having assumed the Lessor’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of the Lessor’s position hereunder by such ground lessor.

ARTICLE 11
Fire, Casualty and Eminent Domain

Section 11.01.  Should a substantial portion of the Demised Premises or the property of which they are a part be damaged by fire or other casualty, or be taken by eminent domain, the Lessor, at its sole option, may elect to terminate this Lease.  When fire or other unavoidable casualty or taking renders the Demised Premises substantially unsuitable for its intended use, a just and proportionate abatement of rent shall be made, and the Lessee may elect to terminate this Lease if:

(a)           The Lessor fails to give written notice within sixty (60) days after such casualty of its intention to restore the Demised Premises or provide alternate access, if access has been taken or destroyed; or

(b)           If Lessor gives notice of its intention to restore and the Lessor fails to restore the Demised Premises to a condition substantially suitable for their intended use or fails to provide alternate access within two hundred and seventy (270) days of such fire or other unavoidable casualty, or taking; provided however, that in the event Lessor has diligently commenced repairs to the damaged property and such repair takes more than two hundred and seventy (270) days to complete due to causes beyond Lessor’s reasonable control (the “Additional Time”), Lessor shall have the right to complete such repairs within a reasonable time period thereafter but in no event shall such Additional Time be longer than the shorter of (i) ninety (90) days; or (ii) the length of such delays beyond Lessor’s reasonable control.

The Lessor reserves, and the Lessee grants to the Lessor, all rights which the Lessee may have for damages or injury to the Demised Premises for any taking by eminent domain, except for damages specifically awarded on account of the Lessee’s fixtures, property or equipment, which may be removed at the end of the term.  For purposes of this Section, a taking or damage shall be substantial if it shall affect more than twenty-five (25%) percent of the Demised Premises or the property of which they are a part.

ARTICLE 12
Indemnification

Section 12.01.  Subject in any and all events to the limitations of Section 20.16, Lessee shall protect, indemnify and save harmless Lessor, its managing agent and any mortgagee or ground lessor from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including all reasonable attorneys’ fees and expenses of employees, which may be imposed upon or incurred by or asserted against them by reason of any of the following occurring during the term of this Lease:

(a)           any work or thing done in or on the Demised Premises by or on behalf of Lessee, or by any of its agents, contractors, customers, servants, employees, licensees, invitees, mortgagees, assignees, sub-tenants or occupants;

(b)           any use, possession, occupation, operation, maintenance or management of the Demised Premises or any part thereof, including, without limiting the generality of the foregoing, the use or escape of water or the bursting of pipes, or any nuisance made or suffered on the Demised Premises;

(c)           any act or omission (with respect to the Demised Premises, or the use or management thereof, or this Lease) on the part of Lessee or any of its agents, contractors, customers, servants, employees, licensees, invitees, mortgagees, assignees, sub-tenants or occupants;

(d)           any accident, injury or damage to any person or property occurring in or on the Demised Premises.

Section 12.02.  Subject in any and all events to the limitations of Section 20.16, Lessor shall protect, indemnify and save harmless Lessee from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including all reasonable attorneys’ fees and expenses of employees, which may be imposed upon or incurred by or asserted against Lessee during the term of this Lease as a result of:

(a)           any negligent act or omission or willful misconduct on the part of Lessor or any of its agents, contractors, customers, servants, or employees; or

(b)           any accident, injury or damage to any person or property occurring in or on common areas at the Premises open to all tenants, unless caused by an act or omission described in Section 12.01 (c) above.

Section 12.03.  In case any action or proceeding is brought against either party by reason of any such occurrence, the party required to provide indemnification, upon written notice from the party entitled to indemnification, will, at the sole cost and expense of the party required to provide indemnification, resist and defend such action or proceeding or cause the same to be resisted and defended, by counsel designated by the party required to provide indemnification and approved in writing by the party to be defended, which approval shall not be unreasonably withheld.

ARTICLE 13
Mortgages, Assignments and Subleases by Lessee

Section 13.01.  Lessee’s interest in this Lease may not be mortgaged, encumbered, assigned or otherwise transferred, or made the subject of any license or other privilege, by Lessee or by operation of law or otherwise, and the Demised Premises may not be sublet, as a whole or in part, without in each case the prior written consent of Lessor, which shall not be unreasonably withheld or delayed, and the execution and delivery to Lessor by the assignee or transferee of a good and sufficient instrument whereby such assignee or transferee assumes all obligations of Lessee under this Lease.  In connection with any request by Lessee for such consent to assignment or sublet, Lessee shall provide Lessor with all relevant information requested by Lessor concerning the proposed assignee’s or subtenant’s financial responsibility, credit worthiness and business experience to enable Lessor to make an informed decision.  Lessee shall reimburse Lessor promptly for all reasonable out-of-pocket expenses incurred by Lessor including reasonable attorneys’ fees in connection with the review of Lessee’s request for approval of any assignment or sublease.  Upon receipt from Lessee of such request and information, Lessor shall have the right, but not the obligation, to be exercised in writing within ten (10) business days after its receipt from Lessee of such request and information, (i) if the request is to assign the Lease through the end of the then current term, to terminate this Lease, or (ii) if the request is to sublet a portion of the Demised Premises through the end of the then current term, to release Lessee from its obligations under this Lease with respect to the portion of the Demised Premises subject to the proposed sublet for the term of the proposed sublease or if the request is to sublet all of the Demised Premises through the end of the then current term to terminate this Lease for the term of the proposed sublease; in each case as of the date set forth in Lessor’s notice of exercise of such option, which date shall not be less than thirty (30) days nor more than ninety (90) days following the giving of such notice.  In the event of an assignment or a sublet of the Demised Premises where Lessor exercised its option to terminate this Lease, Lessee shall surrender possession of the entire Demised Premises on a date to be mutually agreed upon, but not later than the termination date, in accordance with the provisions of this Lease relating to surrender of the Demised Premises at the expiration, of the term, and thereafter neither Lessor nor Lessee shall have any further liability with respect thereto.  In the event of a sublet of the Demised Premises where Lessor does not terminate this Lease but releases Lessee from its obligations under this Lease with respect to the portion of the Demised Premises subject to the sublet, Lessee shall surrender the portion of the Demised Premises subject to the sublease on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Demised Premises at the expiration of the term, and, at Lessee’s option, at the end of the term of the sublet the space subject to the sublet shall be included in the Demised Premises and thereafter Lessee shall be responsible for all obligations of Lessee hereunder with respect to such space as a primary obligator, or Lessee shall be released of its obligations with respect to such space and thereafter shall have no right to occupy that space.  If this Lease shall be canceled as to a portion of the Demised Premises only, annual ease Rent and Lessee’s pro-rata share of Operating Expenses and Real Estate Taxes shall be readjusted proportionately according to the ratio that the number of square feet and the portion of the space surrendered compares to the floor area of Lessee’s Demised Premises during the term of the proposed sublet.  Lessee shall not offer to make, or enter into negotiations with respect to an assignment, sublease or transfer to:  (i) any entity owned by, or under the common control of, whether directly or indirectly, a tenant in the Premises; or (ii) any party with whom Lessor is then negotiating with respect to other space in the Premises; or (iii) any party which would be of such type, character, or condition as to be inappropriate as a tenant for the building.  It shall not be unreasonable for Lessor to disapprove any proposed assignment, sublet or transfer to any of the foregoing entities.  Any purported assignment, sublet or transfer under this Article 13 without Lessor’s prior written consent shall be void and of no effect.  From and after any such assignment or transfer, the obligations of each such assignee and transferee and of the original Lessee named as such in this Lease to fulfill all of the obligations of Lessee under this Lease shall be joint and several.  No acceptance of rent by Lessor from or recognition in any way of the occupancy of the Demised Premises by a sublessee or assignee shall be deemed a consent to such sublease or assignment.  In the event Lessee assigns or sublets the Demised Premises or any part thereof, Lessee shall, after deducting all reasonable out-of-pocket costs and expenses incurred by Lessee to third parties in connection therewith, share equally with Lessor in any rents received by Lessee in excess of the rents and other expenses due to Lessor.

Notwithstanding the above, provided Lessee is not in default of this Lease, Lessee shall have the right to assign this Lease without Lessor’s consent:  to any current or future subsidiary, parent, or affiliate controlled by, controlling, or under common control with Lessee provided, however, that in any such event:  (i) use of the Demised Premises shall be that permitted under the Lease only; (ii) the creditworthiness of the proposed assignee shall be acceptable to the Lessor in its reasonable judgment and Lessor has been provided with audited financial statements or equivalent evidence of the same; and (iii) Lessee’s liability hereunder shall continue and be joint and several with the assignee.  In such event, Lessor shall have no right of recapture.

Section 13.02.  No assignment or transfer of any interest in this Lease, no sublease of the Demised Premises or any part thereof, and no execution and delivery of any instrument of assumption pursuant to Section 13.01 hereof shall in any way affect or reduce any of the obligations of Lessee under this Lease, but this Lease and all of the obligations of Lessee under this Lease shall continue in full force and effect as the obligations of a principal (and not as the obligations of a guarantor or surety).  Each violation of any of the covenants, agreements, terms or conditions of this Lease, whether by act or omission, by any of Lessee’s permitted encumbrances, assignees, employees, transferees, licensees, grantees of a privilege, sub-tenants or occupancy, shall constitute a violation thereof by Lessee.

ARTICLE 14
Default

Section 14.01.  In the event that:

(a)           the Lessee shall default in the due and punctual payment of any installment of rent, or any part thereof, when and as the same shall become due and payable and such default shall continue for more than five (5) days after such payment is due; or

(b)           the Lessee shall default in the payment of any additional rent payable under this Lease or any part thereof, when and as the same shall become due and payable, and, except for the payment of additional rent for increased real estate taxes which shall be due and payable without grace period at least ten (10) days prior to the date specified in a notice from Lessor to Lessee, such default shall continue for a period of ten (10) days; or

(c)           the Lessee shall default in the observance or performance of any of the Lessee’s covenants, agreements or obligations hereunder, other than those referred to in the foregoing clauses (a) and (b), and such default shall not be corrected within twenty-one (21) days after written notice of said default, or if such default cannot be cured within 21 days Lessee shall have such additional time to cure such default as is necessary so long as Lessee has commenced curing same within the 21 day period and shall diligently and continually prosecute, same to completion and provided such default will not create a default in Lessor’s mortgage.  No extended cure period shall be permitted where such default strictly relates to payment of rent or additional rent; or

(d)           the Lessee shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, shall file any petition or answer seeking any reorganization, arrangement, composition, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or shall seek, or consent, or acquiesce in the appointment of any trustee, receiver or liquidator of Lessee or of all or any substantial part of its properties, or of the Demised Premises, or shall make any general assignment for the benefit of creditors; or

(e)           any court enters an order, judgment or decree approving a petition filed against Lessee seeking any reorganization, arrangement, composition, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated or unstayed for an aggregate of sixty (60) days; or

(f)            the Demised Premises shall be abandoned (unless approved by the Lessor);

then Lessor shall have the right thereafter to re-enter and take complete possession of the Demised Premises, to declare this Lease terminated and to remove the Lessee’s effects without prejudice to any remedies which might be otherwise used for arrears of rent or other default.  The Lessee shall indemnify the Lessor against all loss of rent and other payments which the Lessor may incur by reason of such termination during the residue of the term.

Section 14.02.  If the Lessee shall default in the observance or performance of any condition or covenants on Lessee’s part to be observed or performed under or by virtue of any of the provisions and any Article of this Lease, the Lessor, after any applicable notice to Lessee and opportunity to cure provided elsewhere in this Lease, without being under any obligations to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Lessee.  If the Lessor makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorneys’ fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of eighteen (18%) percent per annum and costs, shall be paid upon demand to the Lessor by the Lessee as additional rent.

Section 14.03.  No failure by Lessor to insist upon strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon breach thereof, and no acceptance of full or partial rent during the continuance of any breach, shall constitute a waiver of any such or of any covenant, agreement, term or condition.  No covenant, agreement, term or condition of this Lease to be performed or complied with by Lessee, and no breach thereof, shall be waived, altered or modified except by written instrument executed by Lessor.  No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

Section 14.04.  In the event (i) any payment of rent (or additional rent) is not paid within five (5) business days of the due date, or (ii) a check received by Lessor from Lessee shall be dishonored, then because actual damages for a late payment or for a dishonored check are extremely difficult to fix or ascertain, but recognizing that damage and injury result therefrom, Lessee agrees to pay as an administrative fee and not as a penalty:  (I) the greater of (a) 5% of the amount due in (i) above or (b) $150.00 as liquidated damages for each late payment and (II) the greater of 2.5% of the amount due in (ii) or $45.00 as liquidated damages for each time a check is dishonored.  (The grace period herein provided is strictly related to the fee for a late payment and shall in no way modify or stay Lessee’s obligation to pay rent when it is due, nor shall the same preclude Lessor from pursuing its remedies under this Section 14, or as otherwise allowed by law.) In the event that two (2) or more Lessee’s checks are dishonored, Lessor shall have the right, in addition to all other rights under this lease, to demand all future payments by certified check or money order.  Furthermore, if any payment of rent (annual or additional) or any other payment payable hereunder by Lessee to Lessor shall not be paid within the applicable grace period, the same shall bear interest, from the date when the same was due until the date paid, at the rate of eighteen percent (18%) per annum.  Such interest shall constitute additional rent payable hereunder.

Section 14.05.  Each right and remedy of Lessor provided for in this Lease shall be cumulative and concurrent and shall be in addition to every other right or remedy provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lessor of any one or more of the rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous exercise by Lessor of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

Section 14.06.  Whenever, under any provision of this Lease, Lessee shall be entitled to receive any payment from Lessor or to exercise any privilege or right under this Lease, Lessor shall not be obligated to make any such payment and Lessee shall not be entitled to exercise any such privilege or right so long as Lessee shall be in default under any of the provisions of this

Lease, and until after such default shall have been cured, if cured prior to the expiration or termination of this Lease pursuant to the provisions of Section 14.01 hereof, Lessee shall not be entitled to offset against rent or any other charges payable under this Lease any payments due from Lessor to Lessee or any Mortgagee.

ARTICLE 15
Surrender

Section 15.01.  Lessee shall, upon any expiration or earlier termination of this Lease, remove all of Lessee’s goods and effects from the Demised Premises.  Lessee shall peaceably vacate and surrender to the Lessor the Demised Premises and deliver all keys, locks thereto, and other fixtures connected thereto, unless Lessor requests removal of the same, and all alterations and additions made to or upon the Demised Premises, in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and damage by insured fire or other unavoidable casualty or taking or condemnation by public authority or as a result of Lessor’s negligence only excepted.  In the event of the Lessee’s failure to remove any of Lessee’s property from the Demised Premises, Lessor is hereby authorized, without liability to Lessee for loss or damage there at, and at the sole risk of Lessee, to remove and store any of the property at Lessee’s expense, or to retain same under Lessor’s control or to sell at public or private sale, after thirty (30) days notice to Lessee at its address last known to Lessor, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.  If Lessee holds over at the Demised Premises, Lessee shall be a tenant at sufferance and shall be liable for payment for use and occupancy thereat at the rate of two (2) times the Base Rent most recently payable, plus all additional rent, and shall be and remain liable to Lessor for all damage, loss and cost incurred by Lessor, including reasonable attorneys’ fees, as a result of such holding over by Lessee.

ARTICLE 16
Quiet Enjoyment

Section 16.01.  Lessee, subject to any ground leases, deeds of trust and mortgages to which this Lease is subordinate upon paying the rent and other charges herein provided for and performing and complying with all covenants, agreements, terms and conditions of this Lease on its part to be performed or complied with, shall not be prevented by the Lessor from lawfully and quietly holding, occupying and enjoying the Demised Premises during the term of this Lease, except as specifically provided for by the terms hereof.

ARTICLE 17
Acceptance of Surrender

Section 17.01.  No surrender to Lessor of this Lease or of the Demised Premises or any part thereof or of any interest therein by Lessee shall be valid or effective unless required by the provisions of this Lease or unless agreed to and accepted in writing by Lessor.  No act on the part of any representative or agent of Lessor, and no act on the part of Lessor other than such a written agreement and acceptance by Lessor, shall constitute or be deemed an acceptance of any such surrender.

ARTICLE 18
Notices - Service of Process

Section 18.01.  All notices, demands, requests and other instruments which may or are required to be given by either party to the other under this Lease shall be in writing.  All notices, demands, requests and other instruments from Lessor to Lessee shall be deemed to have been properly given if sent by United States certified mail, return receipt requested, postage prepaid, or if sent by prepaid Federal Express or other similar overnight delivery service which provides a receipt, addressed to Lessee at the Demised Premises, or at such other address or addresses as the Lessee from time to time may have designated by written notice to Lessor, or if left on the Demised Premises.  All notices, demands, requests and other instruments from Lessee to Lessor shall be deemed to have been properly given if sent by United States certified mail, return receipt requested, postage prepaid or if sent by prepaid Federal Express or other similar overnight delivery service which provides a receipt, addressed to Lessor at One Appleton Street, Boston, MA 02116, or at such other address as Lessor from time to time may have designated by written notice to Lessee.  Any notice shall be deemed to be effective upon receipt by, or attempted delivery to, the intended recipient.

ARTICLE 19
Separability of Provisions

Section 19.01.  If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or contrary to applicable law or unenforceable, the remainder of this Lease, and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or contrary to applicable law or unenforceable, as the case may be, shall not be affected thereby, and each term and provision of this Lease shall be legally valid and enforced to the fullest extent permitted by law.

ARTICLE 20
Miscellaneous

Section 20.01.  This Lease may not be modified or amended except by written agreement duly executed by the parties hereto.

Section 20.02.  This Lease shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

Section 20.03.  This Lease may be executed in several counterparts, each of which shall be an original but all of which shall constitute but one and the same instrument.

Section 20.04.  The covenants and agreements herein contained shall, subject to the provisions of this Lease, bind and inure to the benefit of Lessor, his successors and assigns, and Lessee, and Lessee’s permitted successors and assigns, and no extension, modification or change in the terms of this Lease effected with any successor, assignee or transferee shall cancel or affect the obligations of the original Lessee hereunder unless agreed to in writing by Lessor.  The term “Lessor” as used herein and throughout the Lease shall mean only the owner or owners at the time in question of Lessor’s interest in this Lease.  Upon any transfer of such interest, from and after the date of such transfer, Lessor herein named (and in case of any subsequent transfers the then transferor), shall be relieved of all liability for the performance or observance of any agreements, conditions or obligations on the part of the Lessor contained in this Lease except for defaults by Lessor prior to such transfer or monies owed by Lessor to Lessee and which were not assigned to and repayment thereof assumed by such transferee, provided that if any monies are in the hands of Lessor or the then transferor at the time of such transfer, and in which Lessee has an interest, shall be delivered to the transferee, then Lessee shall look only to such transferee for the return thereof.

Section 20.05.  This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect.

Section 20.06.  In the event this Lease or a copy thereof shall be recorded by Lessee, then such recording shall constitute a default by Lessee under Article 14 hereof entitling Lessor to immediately terminate this Lease.  Within a reasonable time after the Commencement Date upon request by Lessee, Lessor and Lessee shall execute a document in recordable form containing only such information as is necessary to constitute a Notice of Lease, including the first sentence of Section 10.01 hereof.  All costs of preparation and recording such notice (to be prepared and recorded only upon request by Lessee) shall be borne by Lessee.

Section 20.07.  The submission of this Lease for review or comment shall not constitute an agreement between Lessor and Lessee until both have signed and delivered copies thereof.

Section 20.08.  Whenever Lessee is required to obtain Lessor’s approval hereunder, Lessee agrees to reimburse Lessor all out-of-pocket expenses incurred by Lessor, including reasonable attorney fees in order to review documentation or otherwise determine whether to give its consent.

Section 20.09.  Lessee shall furnish to Lessor on the execution of this Lease and within fourteen days after request therefor during the Term an accurate, up-to-date, audited if available, financial statement of Lessee showing Lessee’s financial condition for the twelve (12) month period ending the immediately preceding December 31.  All such financial statements shall be held in confidence by Lessor and shall be used for the sole purpose of monitoring the financial condition of Lessee as a tenant of the Premises.

Section 20.10.  Lessee shall lease and will be entitled to the use of nine(9) parking spaces at the Premises on a non-exclusive basis for the parking of passenger motor vehicles throughout the term of this Lease (the “Leased Spaces”).  Lessee shall pay to Lessor as additional rent for the right to use such nine (9) spaces an amount equal to $1,620.00 per month, which payment shall be made monthly together with Base Rent beginning on the Commencement Date.  Upon thirty days prior written notice to Lessee, Lessor shall be entitled to increase the monthly parking charge, which is currently based on a charge of $180.00 per space per month, to reflect the then fair market rate for comparable parking spaces in Cambridge.  Lessee agrees to use these spaces only for its officers, employees, guests, invitees and clients, in connection with the operation of its business, in accordance with reasonable rules and regulations adopted from time to time by Lessor.

Section 20.11.  Lessee warrants and represents that it is not a tax-exempt or foreign entity and that it will not assign, sublet or otherwise permit such an entity to occupy the Demised Premises.

Section 20.12.  Upon ninety days prior notice, Lessor may relocate Lessee to substantially comparable space in the building of which the Demised Premises are a part (including finish work comparable to that in the Demised Premises), provided Lessor pays for all of Lessee’s out-of-pocket moving costs incurred in connection with such relocation and any other reasonable expenses directly related to any relocation to compensate the Lessee for relocating.  Notwithstanding the foregoing, Lessee will have the right to terminate this Lease if Lessee believes the space Lessor proposes to relocate Lessee to is not comparable, provided that Lessor shall be able to rescind its relocation notice if Lessee advises Lessor of its intention to terminate.

Section 20.13.  Lessor and Lessee each represent and warrant that they have not directly or indirectly dealt with any broker with respect to the leasing of the Demised Premises other than CB Richard Ellis/Whittier Partners and Meredith & Grew.  Each party agrees to exonerate and save harmless and indemnify the other against any claims for a commission by any broker, person or firm other than CB Richard Ellis/Whittier Partners and Meredith & Grew with whom such party has dealt in connection with the execution and delivery of this Lease or out of negotiations between Lessor and Lessee with respect to the leasing of the space in the Premises.

Section 20.14.  The obligations of the Lessee hereunder shall be joint and several obligations of Lessee and any guarantors or successors.  The Lessor may proceed against any or all of Lessee, any guarantors and any and all of their heirs, legal representatives, successors and assigns in the event of a default hereunder.

Section 20.15.  Lessee shall conform to all building exterior and interior signage in accordance with Lessor’s standard signage specifications.  All signage must receive Lessor approval prior to installation.

Section 20.16.  Limitation of Liability.  None of the provisions of this Lease shall cause Lessor to be liable to Lessee, or anyone claiming through or on behalf of Lessee, for any special, indirect or consequential damages, including, without limitation, lost profits or revenues.  In no event shall any individual partner, officer, shareholder, trustee, beneficiary, director, manager, member or similar party, including, without limitation, Lessor’s managing agent, be liable to Lessee, or anyone claiming by through or under Lessee for the performance of or by Lessor or Lessee under this Lease or any amendment, modification or agreement with respect to this Lease.  Lessee agrees to look solely to Lessor’s interest in the Premises in connection with the enforcement of Lessor’s obligations in this Lease or for recovery of any judgment from Lessor, it being agreed that Lessor shall never be personally liable for any judgment, or incidental or consequential damages sustained by Lessee from whatever cause.  Lessee’s liability for Lessor’s damages shall be limited to actual loss or damage suffered by Lessor, including reasonable attorneys’ fees, as a result of Lessee’s breach of this Lease, including without limitation, damages resulting from Lessee’s holding over at the end of the term, Lessee’s failure to maintain insurance required under this Lease, Lessee’s breach of the quiet enjoyment of other tenants and/or occupants of the Building and Lessee’s deliberate bad faith acts.

Section 20.17.  Emergency Action.  In the event of an emergency, as reasonably determined by Lessor or Lessee, as applicable, in order and to the extent necessary to protect life or property, the party making that determination, where it is not practical to notify the other party, may take action and incur out-of-pocket cost to third parties for matters otherwise the obligation of the other party hereunder and, to the extent the party taking action incurs expense in so acting, which expense, but for such emergency would have been the expense of the other, then the party on behalf of whom such action was taken and expense incurred will, within fourteen (14) days after receipt of documentation of such expenses, reimburse the party which incurred such expense.

Section 20.18.  In the event Lessor shall be delayed or hindered in or prevented from the performance of any act required under this Lease to be performed by Lessor by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restricted governmental law or regulations, riots, insurrection, war or other reason of a like nature not within the reasonable control of the Lessor, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

ARTICLE 21
Option

Section 21.01.  Provided the obligations of Lessee under this Lease shall then be current and not in default beyond all applicable notice and grace periods and that Lessee is occupying the Demised Premises, Lessee shall have the right, at its election, to extend the original term of this Lease for one (1) additional period of one (1) year (the “Option Term”), commencing upon the expiration of the original term, provided that Lessee shall give Lessor written notice in the manner provided in Section 18.01 of the exercise of its election to so extend at least nine (9) months prior to the expiration of the original term.  The expression “the original term” means the period of years referred to in Section 1.02.  Prior to the exercise by Lessee of said election to extend the original term, the expression “the term of this Lease” or any equivalent expression shall mean the original term; after the exercise by Lessee of the aforesaid election, the expression “the term of this Lease” or any equivalent expression shall mean the original term as extended.  Except as expressly otherwise provided in this Lease, all the agreements and conditions contained in this Lease shall apply to the additional period to which the original term shall be extended as aforesaid.  If Lessee shall give written notice as provided in Section 18.01 of the exercise of the election in the manner and within the time provided aforesaid, the term shall be extended upon the giving of the notice without the requirement of any action on the part of the Lessor or written confirmation of receipt by Lessor.

Section 21.02.  The annual Base Rent payable for each year during the Option Term shall be market rent as determined in the manner set forth in Section 21.03 below.

Section 21.03.  If Lessee gives Lessor timely notice of its intention to extend the then current term of this Lease, then within sixty (60) days thereafter, Lessor shall give Lessee written notice of the then applicable market rent for Lessee’s space, based on similar space on that floor in the Premises or if no such space is available, rent for similar space in similar buildings in the same geographic area (the “Market Rent”).  Rent for each year of the Option Term shall be established as the Market Rent, but in no event shall Market Rent be lower than the yearly rent most recently paid hereunder.  Rent shall never be decreased below that paid in the prior lease year.

Section 21.04.  In the event that Lessee disputes the Market Rent set by Lessor, Lessee may, within fifteen (15) days of its receipt of notice from Lessor establishing such Market Rent, give notice to Lessor of such dispute and thereupon the matter shall be submitted to arbitration in accordance with the terms set forth in Section 21.05 below.

Notwithstanding the submission of the issue of “Market Rent” to arbitration, rent for the next ensuing year of the term of this Lease shall be paid at the Lessor’s “Market Rent” until the arbitration is completed.  If, upon completion of the arbitration, it is determined that Market Rent is less or more than that set by Lessor, then an adjustment based upon such lower or greater rent shall be made based on the number of months therefore paid by Lessee but in no event shall rent be lower than that paid for the prior lease year.  In no event shall the extension of the term of this Lease be affected by the determination of the rent, such exercise of extension being fixed at the time at which notice is given.

Section 21.05.  In the event Lessor and Lessee shall be unable to agree on the then Market Rent for the purposes of determining the minimum annual rent during the term of this Lease after the original term, then Market Rent shall be established in the following manner of arbitration:

(a)                                  Each of Lessee and Lessor shall choose an arbitrator knowledgeable in the field of establishing fair rental values in this area;

(b)                                 The arbitrators selected in accordance with “(a)” above shall select a third arbitrator knowledgeable in the field;

(c)                                  The selections shall be completed no later than sixty (60) days prior to the commencement of the next lease year;

(d)                                 Within sixty (60) days after their appointment, the arbitrators shall determine the fair market rent for the Demised Premises for the next lease year, and shall notify Lessee of such determination within seven (7) days, which determination shall be final and binding upon Lessee and Lessor.  If the arbitrators are unable to agree upon the fair market rent, the fair market rent will be deemed to be the average of the fair market rents proposed by the arbitrators, except that (i) if the lowest proposed fair market rent is less than 90% of the second to lowest proposed fair market rent, the lowest proposed fair market rent will automatically be deemed to be 90% of the second to lowest proposed fair market rent and (ii) if the highest proposed fair market rent is greater than 110% of the second to highest proposed fair market rent, the highest proposed fair market rent will automatically be deemed to be 110% of the second to highest proposed fair market rent.

(e)                                  The foregoing arbitration shall be conducted in accordance with the rules of the American Arbitration Association or its successors;

(f)                                    Lessor and Lessee shall each pay one-half (2) of the cost of the arbitration proceedings.

For the purpose of determining Market Rent the parties shall use as a guideline the average rental rates for comparable office space in the Building over the past year or if no comparable office lease transactions have taken place during the past year, then the guideline shall be the then market rent for similar available space in similar buildings in the same geographic area.

It is intended that this instrument will take effect as a sealed instrument.

IN WITNESS WHEREOF, the Lessor and Lessee have signed the same as of this 28th day of June, 2004.

LESSOR:	BROADWAY/HAMPSHIRE
ASSOCIATES LIMITED PARTNERSHIP
	By:	BROHAM CORP.
Its General Partner

	By:	/s/ Jonathan G. Davis
Jonathan G. Davis, President

LESSEE:	SONOS, INC.

	By:	/s/ Craig Shelburne
Craig Shelburne
	Its:	Chief Financial Officer, duly authorized

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”), is made this 30th day of April, 2007, by and between Broadway Hampshire Associates Limited Partnership, a Massachusetts limited partnership, as lessor (hereinafter called “Lessor”), and Sonos, Inc., a Delaware corporation, as lessee (hereinafter called “Lessee”).

WITNESSETH:

WHEREAS, Lessor and Lessee entered into that certain Lease dated as of June 28, 2004 (the “Lease”), whereby Lessee leased a portion of the building (the “Building”) known as and located at 201 Broadway, Cambridge, Massachusetts (the “Property”), which portion consists of approximately 5,944 square feet of rentable space located on the 7th floor of the Building (the “Original Premises”);

WHEREAS, subject to the following, Lessee has agreed to lease an additional 5,672 square feet of rentable space located on the 6th floor of the Building and to extend the term of the Lease for an additional four (4) years; and

WHEREAS, Lessor and Lessee desire to enter into this First Amendment to document the terms on which the additional space is being leased and the term is being extended, and also to modify certain other terms and conditions of the Lease, as more particularly set forth herein.

NOW, THEREFORE, for One ($1.00) Dollar and other good and valuable consideration, and in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree that:

A.                                   Defined Terms:  Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have the meanings ascribed to them in the Lease;

B.                                     Lease Amendments:  The Lease is hereby amended as follows:

1.                                       Expansion Space: Section 1.01 of the Lease is amended to provide as follows:

(a)                                  Effective on the later of (i) August 1, 2007, or (ii) the date that the existing lessee vacates the “Expansion Space” (as such term is hereinafter defined) (such later date of (i) or (ii) being the “Expansion Commencement Date”), the term “Demised Premises” shall include the approximately 5,672 square feet of rentable space on the 6th floor of the Building more particularly shown on Exhibit A-1 attached hereto and made a part hereof (the “Expansion Space”). Notwithstanding the foregoing, Lessor and Lessee each acknowledge and agree that for the period commencing on the Expansion Commencement Date and continuing through December 31, 2007, the Base Rent for the Expansion Space is based on 1,746 rentable square feet at an

1

annual rate of $33.00 per square foot, and such calculation is reflected in the Base Rent set forth in Section 2.01 below.

(b)                                 Lessee acknowledges that the availability of the Expansion Space is conditioned upon of the prior lessee of the Expansion Space (the “Prior Tenant”) timely vacating such space as it is required to do pursuant to the terms of its lease. Lessor agrees to use its diligent efforts to cause the Expansion Commencement Date to occur on August 1, 2007. In the event that the Expansion Commencement Date has not occurred by September 1, 2007, then from September 1, 2007 until the earlier of (i) the Expansion Commencement Date, or (ii) the termination of the Lease, Lessee shall be entitled to 15.39% of the base rent due from the Prior Tenant and collected by Lessor for such period out of the base rent due from the Prior Tenant. In the event that the Expansion Commencement Date has not occurred by October 1, 2007, then Lessee shall have the right to terminate the Lease by written notice to Lessor. Notwithstanding the provisions of Section 2.01, in the event that the Expansion Commencement Date does not occur by August 1, 2007, then for the period from and after August 1, 2007 until the Expansion Commencement Date occurs, Lessee’s obligation to pay Base Rent pursuant to Section 2.01 for the Expansion Space shall be abated. The foregoing right to share in amounts collected from the Prior Tenant, right to terminate, and right to abatement of Base Rent for the Expansion Space shall be Lessee’s sole remedies in the event Lessor shall be unable to deliver the Expansion Space. Lessor and Lessee agree to execute a document identifying the exact Expansion Commencement Date which shall be recordable if required under any Notice of Lease.

(c)                                  Exhibit A to the Lease is hereby amended to include Exhibit A-1 showing the Expansion Space.

2.                                       Initial Term:  Section 1.02 of the Lease is hereby amended to extend the term of the Lease through July 31, 2011 (the “Amended Initial Term”).

3.                                       Base Rent:  Section 2.01 of the Lease is hereby amended to provide that effective for the time period from and after August 1, 2007, the Base Rent shall be as follows:

Lease Period	Base Rent Per Annum	Base Rent Per Month
August 1, 2007 – December 31, 2007	$253,770.00	$21,147.50
January 1, 2008 – July 31, 2008	$383,328.00	$31,944.00
August 1, 2008 – July 31, 2009	$394,944.00	$32,912.00
August 1, 2009 – July 31, 2010	$406,560.00	$33,880.00
August I, 2010 – July 31, 2011	$418,176.00	$34,848.00

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Lessee shall pay Base Rent in advance on the first day of each month, without demand, deduction, set off or counterclaim and as otherwise provided in Article 2 of the Lease. Base Rent during the “Second Option Term” (as such term is hereinafter defined), if any, shall be determined as set forth below in Paragraph 9 of this First Amendment.

4.                                       Lessee’s Percentage Share:  Section 2.02 of the Lease is hereby amended to provide that: (a) effective for the time period commencing on the Expansion Commencement Date, the percentage to be used for Lessee’s share set forth in Section 2.02 of the Lease or otherwise used throughout the Lease, whether referenced as Lessee’s share, 5.01% or otherwise, is increased from 5.01% to 9.742%, and (b) effective from and after August 1, 2007, the base years over which Lessee shall pay its share of real estate taxes and other municipal or other public assessments, and operating expenses, shall be the fiscal year 2007 for real estate taxes and other municipal or other public assessments and the calendar year 2007 for operating expenses.

5.                                       Security Deposit: Section 2.04 of the Lease is hereby amended to provide that the amount of the Security Deposit is increased by $15,598.00 (the “Additional Security Deposit Amount”) from $21,600.00 to $37,198.00. Lessee shall deposit the Additional Security Deposit Amount with Lessor concurrent with the execution of this First Amendment.

6.                                       Utility Services: Section 3.01 of the Lease is hereby amended to provide that unless and until the Expansion Space is separately metered, with respect to the Expansion Space, Lessee shall pay its share of the total cost of utilities for the non-separately metered space based on a fraction equal to the square footage of the Expansion Space over the total square footage served by such non-separately metered utilities on a “net rentable” basis.

7.                                       Sublease Rights: Effective as of January 1, 2008, a new Section 13.03 is inserted in Article 13 of the Lease as follows:

“Section 13.03. Notwithstanding the restrictions set forth in Section 13.01 regarding subleasing to an existing tenant in the Premises, provided any such sublease or negotiations regarding the same are not in competition with Lessor and Lessor does not then have or reasonably expect to have space available in the Premises to accommodate such proposed subtenant, Lessee shall be entitled to sublease a portion of the Demised Premises to (a) Outcome Sciences, Inc., if at the time said Outcome Sciences, Inc. is then an existing tenant in the Premises, subject to Lessor’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, and subject the other provisions of the Lease, including, without limitation, the provisions of Section 13.02 and balance of Section 13.01, and (b) Leon R. Yankwich, if at the time said Leon R. Yankwich is then

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an existing tenant in the Premises then in good standing, without Lessor’s prior consent, but upon notice to Lessor and otherwise subject to the other provisions of the Lease, including, without limitation, the provisions of Section 13.02 and balance of Section 13.01. Except as expressly set forth in this Section 13.03, Lessee shall not offer to make, or enter into negotiations with respect to an assignment, sublease or transfer to any tenant in the Premises or any entity controlled by, controlling, or under the common control with, whether directly or indirectly, any tenant in the Premises.”

8.                                       Parking: Effective as of January 1, 2008, Section 20.10 of the Lease is deleted in its entirety and replaced with the following:

“Section 20.10. Lessee shall lease and will be entitled to the use of fourteen (14) parking spaces at the Premises on a non-exclusive basis for the parking of passenger motor vehicles throughout the term of this Lease (the “Leased Spaces”). Lessee shall pay to Lessor as additional rent for the right to use such fourteen (14) spaces an amount equal to $2,590.00 per month, which payment shall be made monthly together with Base Rent. Upon thirty days prior written notice to Lessee, Lessor shall be entitled to increase the monthly parking charge, which is currently based on a charge of $185.00 per space per month, to reflect the then fair market rate for comparable parking spaces in Cambridge. Lessee agrees to use these spaces only for its officers, employees, guests, invitees and clients, in connection with the operation of its business, in accordance with reasonable rules and regulations adopted from time to time by Lessor.”

9.                                       OFAC List: Effective as of the date hereof, a new Section 20.19 is added to the Lease as follows:

“Section 20.19. Lessee represents and warrants that it is not listed, nor is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Lessor is restricted from doing business with (“OFAC List”). Notwithstanding anything to the contrary herein contained, Lessee shall not permit the Demised Premises or any portion thereof to be used, occupied or operated by or for the benefit of any person or entity that is on the OFAC List. Lessee shall provide documentary and other evidence of Lessee’s identity and ownership as may be reasonably requested by Lessor at any time to enable Lessor to verify Lessee’s identity or to comply with any legal requirement or applicable laws.”

10.                                 Second Option to Extend: Lessor and Lessee each acknowledge that the option to extend granted to Lessee in Article 21 of the Lease has been

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exercised by Lessee. The Lease is hereby amended by inserting a new Article 22 as follows:

“Section 22.01. Provided the obligations of Lessee under this Lease shall then be current and not in default beyond all applicable notice and grace periods, and that Lessee is occupying the Demised Premises and paying rent, Lessee shall have the right, at its election, to extend the original term of this Lease for a second option period (the “Second Extension Option”) of four (4) years (the “Second Option Term”), commencing upon the expiration of the Amended Initial Term, provided that Lessee shall give Lessor written notice in the manner provided in Section 18.01 of Lessee’s exercise of the Second Extension Option at least nine (9) months prior to the expiration of the Amended Initial Term. Prior to the exercise by Lessee of the Second Extension Option, the expression “the term of this Lease” or “Term” or any equivalent expression shall mean the Amended Initial Term; after the exercise by Lessee of the Second Extension Option, the expression “the term of this Lease” or “Term” or any equivalent expression shall mean the Amended Initial Term as extended by the Second Option Term. Except as expressly otherwise provided in this Lease, all the agreements and conditions contained in this Lease shall apply to the Second Option Term. If Lessor shall receive written notice as provided in Section 18.01 of the exercise by Lessee of the Second Extension Option in the manner and within the time provided aforesaid, the Amended Initial Term shall be extended upon the giving of the notice without the requirement of any action on the part of the Lessor or written confirmation of receipt by Lessor.

Section 22.02. The annual Base Rent payable for each year during the Second Option Term shall be determined as follows: If Lessee gives Lessor timely notice of its exercise of the Second Extension Option, then within sixty (60) days thereafter, Lessor shall give Lessee written notice of the then applicable market rent, for each year during the Second Option Term for the Demised Premises, based on similar space in the Premises or if no such space is available, rent for similar space in similar buildings in the same geographic area (the “Second Option Term Market Rent”). Base Rent for the Second Option Term shall be the Second Option Term Market Rent, but in no event shall the Second Option Term Market Rent be lower than the yearly rent most recently paid hereunder. Rent shall never be decreased below that paid in the prior lease year. In the event that Lessee disputes the Second Option Term Market Rent set by Lessor, Lessee may, within fifteen (15) days of its receipt of notice from Lessor establishing such Second Option Term Market Rent, give notice to Lessor of such dispute and thereupon the matter shall be submitted to arbitration in accordance with the terms and procedure set forth in Section 21.05.

Notwithstanding the submission of the issue of Second Option Term Market Rent to arbitration, rent for the next ensuing year of the term of

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this Lease shall be paid at the Second Option Term Market Rent set by Lessor until the arbitration is completed. If, upon completion of the arbitration, it is determined that the Second Option Term Market Rent is less or more than that set by Lessor, then an adjustment based upon such lower or greater rent shall be made based on the number of months therefore paid by Lessee but in no event shall rent be lower than that paid for the prior Lease Year. In no event shall the extension of the term of this Lease be affected by the determination of the rent, such exercise of extension being fixed at the time at which notice is given. The arbitration provision set forth in Section 21.05 shall only be accomplished once for the Second Option Term. Second Option Term Market Rent for each year of the Second Option Term shall be set at the beginning of the Second Option Term.”

11.                                 Lessor’s Work to Expansion Space: Lessor hereby agrees to perform, at Lessor’s sole cost and expense, the work set forth on Exhibit B attached hereto and incorporated herein (“Lessor’s Work”). Lessee agrees that during the period of Lessor’s Work, Lessee and any permitted sublessee will be responsible for moving and protecting all of Lessee’s and any permitted sublessee’s property, if any, in the Expansion Space, and Lessor shall not be responsible or liable for any damage or destruction caused thereto, except if caused by the negligence or willful misconduct of Lessor or anyone acting by through or under Lessor. Lessee agrees, and agrees to cause any permitted sublessee, to cooperate and not unreasonably interfere with Lessor in all respects in connection with Lessor’s Work. Except for Lessor’s Work as set forth herein, Lessee agrees that it is leasing the Demised Premises, including the Expansion Space, in its “AS IS” condition. Lessor shall not be responsible for reasonable interruptions to Lessee’s or any permitted sublessee’s operation in connection with the performance of Lessor’s Work; provided, however, Lessor agrees to perform Lessor’s Work in a commercially reasonable manner so as to minimize material interference with Lessee’s use of the Demised Premises. Lessee agrees that Lessor shall have reasonable access to the Demised Premises as is required in order to perform Lessor’s Work.

12.                                 Lessee Improvement Allowance: Lessee has agreed to make certain Lessee improvements to the Demised Premises, including the Expansion Space, and to install electronic locks with card readers to the 6th and 7th floor fire stairwell doors (as completed, the “Lessee Improvements”), subject to Lessor’s approval rights set forth in Article 8 of the Lease, including, without limitation, Lessor’s approval of plans and contractors. Subject to the following, Lessor agrees that so long as the Lessee has maintained and continues to maintain the Lease without the occurrence of a default not cured within any applicable grace or cure period, no event has occurred which with the passage of time and/or the giving of notice, or either, would constitute a default, and Lessee is then occupying the Premises and paying rent (the “Allowance Requirements”), Lessee shall

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be entitled to a Lessee improvement allowance (the “Lessee Improvement Allowance”) as follows: an amount which is the lesser of (a) an aggregate total of $29,720.00, or (b) one hundred percent (100%) of the out-of-pocket payments to third parties for “Reimbursable Improvements” (as hereinafter defined). As used herein, “Reimbursable Improvements” are such of the Lessee Improvements as Lessor specifically approves that previously have not been included in a “Request” (as hereinafter defined). To obtain an allowance, Lessee shall submit a request for reimbursement accompanied by the following documents (a “Request”) to Lessor no more often than monthly: (x) previously un-submitted payment receipts for payments to third-party contractors or suppliers for all or any portion of the Reimbursable Improvements; (y) lien waivers from the parties supplying the invoices; and (z) Lessee’s certifications that (i) the Reimbursable Improvements for which Lessee is requesting reimbursement were completed to Lessee’s satisfaction, (ii) no portion of the amount being requested has been previously reimbursed, and (iii) Lessee is otherwise entitled to the requested reimbursement. Within the thirty (30) days next after the date of Lessor’s receipt of a Request, provided Lessee continues to satisfy the Allowance Requirements on the date for payment and the Request is received before July 31, 2008, and except to the extent (if at all) that Lessor reasonably determines that some or all of the requested reimbursement was not reasonably incurred for Reimbursable Improvements and so notifies Lessee within the ten (10) business days next after receipt of the Request, the amount requested (or, the amount not objected to by Lessor) shall be deemed approved and Lessor shall pay that amount to Lessee. Any cost for the Lessee Improvements in excess of the Lessee Improvement Allowance shall be payable at Lessee’s sole cost and expense. All such construction work shall be subject to the other terms and provisions of the Lease, including without limitation the terms of Article 8.

C.                                     Broker: Lessee hereby represents and warrants that it has not directly or indirectly dealt with any broker or other party entitled to a commission or fee by virtue of this First Amendment other than Meredith & Grew (the “Broker”) and agrees to indemnify, defend and hold Lessor harmless from any and all loss, cost, damage, claim or expense arising from any claims for commissions or fees by any third parties other than the Broker based on dealing with Lessee in connection with the Demised Premises or this First Amendment. Lessor agrees that, pursuant to the terms of a separate commission agreement between Lessor and the Broker, Lessor shall be responsible for all commissions and fees due to the Broker with respect to the Expansion Space referred to in paragraph B.1 above and with respect to the extension of the term through July 31, 2011 referred to in paragraph B.2 above, but not with respect to any commission or fee for the Second Option Term referred to in paragraph B.9 above.

D.                                    Governing Law/Binding Effect: The Lease and this First Amendment and the rights and obligations of both parties thereunder and hereunder shall be governed by the laws of

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the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the Lessor and Lessee and their respective legal representatives, successors and assigns.

E.                                      Entire Understanding: This First Amendment contains the entire understanding between the Lessor and Lessee and supersedes any prior understandings and agreements between them respecting the subject matter of this First Amendment. No modification of the Lease as amended by this First Amendment shall be valid or effective unless in writing and signed by the party against whom the modification is to be enforced.

F.                                      General Provisions: Except as specifically amended in this First Amendment, the Lease is and shall remain in full force and effect and has not been amended, modified, terminated or assigned. No portion of the Demised Premises has been assigned, sublet or licensed for use by any other occupant. In the event there is a contradiction between the Lease and this First Amendment, this First Amendment shall govern. Lessee acknowledges that Lessor’s and Lessee’s Lease covenants are independent and that Lessee has no claim of default, setoff, counterclaim or defenses and no claim of abatement, reduction, adjustments, or concessions with respect to Base Rent and/or other charges under the Lease as of the date hereof, and to the extent any of the same exist, they are hereby waived in full.

[PAGE ENDS HERE — SIGNATURES ARE ON THE NEXT PAGE]

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EXECUTED as an instrument under seal as of the date first written above.

LESSOR:

BROADWAY HAMPSHIRE ASSOCIATES LIMITED PARTNERSHIP

By:	BROHAM CORP.,
its general partner

	By:	/s/ Jonathan G. Davis
		Name:	Jonathan G. Davis
		Title:	President

LESSEE:

SONOS, INC.

By:	/s/ John L. MacFarlane
Name: John L. MacFarlane
Title: CEO

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EXHIBIT A-1

PLAN OF EXPANSION SPACE

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EXHIBIT B

LESSOR’S WORK

1.             Clean and paint the fire stairwell, and install additional fire stairwell lighting between floors 6 & 7 as is mutually agreed upon by Lessee and Lessor to be reasonably necessary or appropriate.

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SECRETARY’S CERTIFICATE

I, Craig A. Shelburne, Secretary of SONOS, INC. (the “Corporation”), hereby certify that at a duly called meeting of the Board of Directors of the Corporation, approval was given for the Corporation, as lessee, to enter into that certain First Amendment to Lease with BROADWAY / HAMPSHIRE ASSOCIATES LIMITED PARTNERSHIP, as lessor, for an additional 5,672 square feet of rentable space in the building located at, known as, and numbered 201 Broadway, Cambridge, Massachusetts, a copy of which is attached hereto and made a part hereof.

I further certify that John MacFarlane, is the duly elected President and Chief Executive Officer of the Corporation, and as such, has the authority to execute and deliver to the lessor, said First Amendment to Lease on behalf of the Corporation.

Executed as a sealed instrument as of this 30th day of April, 2007.

/s/ Craig A. Shelburne
Craig A. Shelburne
Secretary

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EXHIBIT B

Diagram of Subleased Premises

[Attached]

201 BROADWAY

Cambridge, Massachusetts

Floor 6 - 5,672 RSF

Portland Street
Broadway

Colliers Meredith & Grew ■ 160 Federal Street, Boston, MA ■ 617-330-8000